UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2014

ENERTOPIA CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51866	20-1970188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (604) 602-1675

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement Item 3.02 Unregistered Sales of Equity Securities

On April 1, 2014 the Company entered into a 90 day agreement for $9,000 with Ken Faulkner as a corporate development manager. Mr. Faulkner will assist the Company with answering and initiating calls and communications of any kind with various shareholders and investors for purposes of corporate communications; finance; mergers; acquisitions; joint ventures; analysis of various regulatory reports such as those required by the US Securities and Exchange Commission and by various Provincial Securities Commissions in Canada; preparing and editing Company presentations and generally communicating the Company’s information.

On April 14, 2011, the Company had adopted the 2011 Stock Option Plan. Based on this original Stock Option Plan, on April 1, 2014, the Company has granted the following stock options to consultants with an exercise price of $0.86, vested immediately and expiring on April 1, 2019:

Ken Faulkner	100,000 stock options
Kristian Dagsaan	100,000 stock options

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing the Agreement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Agreement with Ken Faulkner dated April 1, 2014
10.2	Stock Option Agreements (2) dated April 1, 2014
99.1	Press Release dated April 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2014

Enertopia Corp.

By: ____”Robert McAllister”______
Robert G. McAllister
President and Director